Registration Statement No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         LEHMAN BROTHERS HOLDINGS INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                           13-3216325
    (State or other jurisdiction of              (I.R.S. employer
     incorporation or organization)           identification number)

                              745 Seventh Avenue
                           New York, New York 10019
                   (Address of principal executive offices)


        1999 NEUBERGER BERMAN INC. LONG-TERM INCENTIVE PLAN, AS AMENDED
                           (Full title of the plan)


                             Thomas A. Russo, Esq.
                              745 Seventh Avenue
                           New York, New York 10019
                    (Name and address of agent for service)


                                (212) 526-7000
         (Telephone number, including area code, of agent for service)


                                   Copy to:
                           Jeffrey A. Welikson, Esq.
                         Lehman Brothers Holdings Inc.
                          399 Park Avenue, 11th Floor
                           New York, New York 10022

                        CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered                      Amount to       Proposed Maximum    Proposed Maximum      Amount of
                                                      be Registered (1)  Offering Price per  Aggregate Offering  Registration Fee
                                                                              Unit (2)           Price (2)

Common Stock, $.10 par value                              2,923,469           $70.67            $206,601,554.23       $16,714.07


                                                          3,021,173           $95.77            $289,337,738.21       $23,407.42

Total                                                     5,944,642           $166.44           $495,939,292.44       $40,121.49(3)


(1) This Registration Statement registers the issuance of 5,944,642 shares of common stock of Lehman Brothers Holdings Inc. (the "Registrant"), par value $0.10 (the "Common Stock"). Such number of shares represents the aggregate number of shares issuable pursuant to the 1999 Neuberger Berman Inc. Long-Term Incentive Plan, as amended, as follows: (A) 2,923,469 shares available for issuance pursuant to future share and/or stock option awards, and (B) 3,021,173 shares subject to outstanding options previously granted.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), based upon (A) the average of the high and low prices per share of the Registrant's Common Stock, as reported on the New York Stock Exchange on October 29, 2003 ($70.67) for 2,923,469 shares available for issuance pursuant to future share and/or stock option awards, and (B) the weighted average exercise price per share ($95.77) for 3,021,173 shares subject to outstanding options previously granted.
(3) The total filing fee for Common Stock registered herein of $40,121.49 is offset pursuant to Rule 457(p) of the Securities Act by filing fees previously paid with respect to unsold shares registered pursuant to registration statements on Form S-8 filed by Neuberger Berman Inc., a wholly owned subsidiary of the Registrant, on September 1, 2000 for the Neuberger Berman Inc. Employee Stock Purchase Plan and the Neuberger Berman Inc. Wealth Accumulation Plan (Registration No. 333-45058); and on October 7, 1999 for the 1999 Neuberger Berman Inc. Directors Stock Incentive Plan, the 1999 Neuberger Berman Inc. Annual Incentive Plan, 1999 Neuberger Berman Inc. Long-Term Incentive Plan, 1999 Neuberger Berman Inc. Deferred
Compensation Plan, and Neuberger Berman Inc. Employee Defined Contribution Stock Incentive Plan (Registration No. 333-88579).


                               EXPLANATORY NOTE

         Pursuant to the terms of the Agreement and Plan of Merger dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003 (the "Merger Agreement"), Neuberger Berman Inc. ("Neuberger") has merged with and into Ruby Acquisition Company (the "Merger"), a direct wholly owned subsidiary of the Registrant, and is now a direct wholly owned subsidiary of the Registrant.

         Pursuant to the Merger Agreement, the Registrant assumed the obligations of Neuberger under the 1999 Neuberger Berman Inc. Long-Term Incentive Plan, as amended. Shares issuable under the plan were originally registered by Neuberger on Form S-8, Registration No. 333-88579. The number of shares subject to outstanding awards or rights under the plans as of the closing of the Merger has been recalculated pursuant to exchange ratios set forth in the Merger Agreement.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002, filed with the SEC on February 28, 2003;

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2003 filed with the SEC on April 14, 2003; for the quarterly period ended May 31, 2003 filed with the SEC on July 15, 2003 and for the quarterly period ended August 31, 2003, filed with the SEC on October 15, 2003;

         (3) The Registrant's Current Reports on Form 8-K, filed with the SEC on each of December 11, December 19 and December 23 (two filings), 2002, and January 9, March 17, March 20, March 21, April 29, May 1, May 2, May 8 (two filings), May 13, May 20, May 27, June 2, June 19, June 24, July 1, July 10, July 14, July 22, August 26, August 27, September 10, September 16, September 2, October 8 and October 31, 2003 (two filings); and

         (4) The description of the Registrant's Common Stock, as contained in the Registrant's Form 8-A Registration Statement, filed with the SEC on
April 29, 1994.

         In addition, all documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Oliver Budde, Vice President and Associate General Counsel of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Restated Certificate of Incorporation of the Registrant authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law from time to time. In addition, the directors of the Registrant are insured under officers' and directors' liability insurance policies purchased by the Registrant.

          Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers in certain circumstances, which may include indemnification for liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

          The Exhibit Index beginning on page 7 is hereby incorporated by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURE PAGE

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2003.

                                          LEHMAN BROTHERS HOLDINGS INC.

                                          By:         /s/ Oliver Budde
                                              --------------------------------
                                              Name:   Oliver Budde
                                              Title:  Vice President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                Signature                                  Title                                Date

                    *                                   Chairman and                      October 31, 2003
------------------------------------------        Chief Executive Officer
           Richard S. Fuld, Jr.

                    *                                     Director                        October 31, 2003
------------------------------------------
            Michael L. Ainslie

                    *                                     Director                        October 31, 2003
------------------------------------------
              John F. Akers

                    *                                     Director                        October 31, 2003
------------------------------------------
             Roger S. Berlind

                    *                                     Director                        October 31, 2003
------------------------------------------
           Thomas H. Cruikshank

                    *                                     Director                        October 31, 2003
------------------------------------------
              Henry Kaufman

                    *                                     Director                        October 31, 2003
------------------------------------------
             John D. Macomber

                    *                                     Director                        October 31, 2003
------------------------------------------
               Dina Merrill


* By: /s/ Jeffrey A. Welikson
     ----------------------------
        Jeffrey A. Welikson
        Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit                     Description of Exhibit
Number

4.1   --  1999 Neuberger Berman Inc. Long-Term Incentive Plan, as amended.

5.1 -- Opinion (and consent) of Oliver Budde, Vice President and Associate General Counsel of Lehman Brothers Holdings Inc., as to the validity of the shares of Common Stock to which this Registration Statement relates.

23.1 -- Consent of Oliver Budde, Vice President and Associate General Counsel of Lehman Brothers Holdings Inc. (included in Exhibit 5.1).

23.2  --  Consent of Ernst & Young, LLP, Independent Auditors.

24.1 -- Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registrant's Form S-4 Registration Statement, filed with the SEC on August 15, 2003 (Registration No. 333-108025)).

                                                                  EXHIBIT 4.1

                                AMENDMENT NO. 2
                                    TO THE
                          1999 NEUBERGER BERMAN INC.
                           LONG-TERM INCENTIVE PLAN

          WHEREAS, in connection with the merger of Neuberger Berman Inc. ("Neuberger") with and into Ruby Acquisition Company (the "Merger"), as set forth in the Agreement and Plan of Merger dated as of July 21, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 22, 2003, among Lehman Brothers Holdings Inc., Ruby Acquisition Company and Neuberger (the "Merger Agreement"), it is necessary to amend certain of the stock incentive plans maintained by Neuberger.

          NOW, THEREFORE, pursuant to Article XI of the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (the "Plan") and resolutions of the Board of Directors of Neuberger dated October 31, 2003, the Plan is hereby amended, effective as of October 31, 2003, as follows:

1. The definition of the term "Board" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

          ""Board" means the Board of Directors of Lehman Brothers Holdings
          Inc."

2. The definition of the term "Common Stock" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

          ""Common Stock" means the common stock of Lehman Brothers Holdings Inc., par value $0.10 per share."

3. The definition of the term "Company" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

          ""Company" means Lehman Brothers Holdings Inc."

4. The definition of the term "Employee" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

          ""Employee" means any officer or employee of Neuberger Berman Inc. or any of its subsidiaries, as applicable."

5.     The definition of the term "Initial Public Offering" as set forth in
Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

          ""Initial Public Offering" means the first offering of common stock of Neuberger Berman Inc. to the general public pursuant to an underwritten public offering effective August 2, 1999."

6. The definition of the term "Participant" as set forth in Section 2.1 of the Plan is hereby amended by deleting the current definition and replacing it with the following:

          "Participant" means any Employee, prospective Employee, director, consultant or advisor to Neuberger Berman Inc. or any of its subsidiaries, as applicable, who, as of October 31, 2003, had previously been designated as a Participant by the compensation committee of Neuberger Berman Inc. and received Awards, or any prospective employee of the Company or any of its Subsidiaries otherwise designated by the Committee to receive an Award under the Plan.

7. The reference to the number of Shares available for Awards (as defined in the Plan) under the Plan contained in Section 4.1 of the Plan is hereby amended by deleting the number "10,000,000" and replacing it with the following number (rounded to the nearest whole share), which reflects, in accordance with Section 4.3 of the Plan, among other things, the effect of the Merger and the application of the Exchange Ratio and the Special Option Exchange Ratio (as such terms are defined in the Merger Agreement) on the number of shares of Neuberger common stock subject to applicable outstanding Awards as of the Effective Time (as defined in the Merger Agreement) and which includes such number of Shares to be subject to Awards to be granted in connection with the Merger: 5,944,642.

8.     Section 5.5 of the Plan is hereby amended as follows:

          (a) The first sentence of Section 5.5 is hereby amended by adding the word "not" after the phrase "The Company may" in the first line of such sentence.

          (b) The second sentence of Section 5.5 is hereby deleted in its entirety.


          All other provisions of the Plan shall remain in full force and effect, except to the extent modified by the foregoing.

                                AMENDMENT NO. 1
                                    TO THE
                          1999 NEUBERGER BERMAN INC.
                           LONG-TERM INCENTIVE PLAN

          This Amendment No. 1 (the "Amendment") to the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (the "Plan") is made effective as of this 18th day of July, 2000.

          Pursuant to resolutions of the Board of Directors (the "Board") of Neuberger Berman Inc. (the "Company") dated July 18, 2000, the Plan is hereby amended as follows:

          The definition of the term "Change in Control" in Section 2.1 of the Plan is hereby amended to read as follows:

          "Change in Control" means the occurrence of any of the following events:

                    (a) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

                    (b) any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (c) the stockholders of the Company shall approve a definitive agreement (i) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (ii) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or

                    (d) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 50% or more of the Common Stock of the Company.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code."

          Except as expressly provided herein, the terms and conditions of the Plan shall remain unchanged.

                          1999 NEUBERGER BERMAN INC.
                           LONG-TERM INCENTIVE PLAN


                                   ARTICLE I
                                   PURPOSES

          The purposes of the 1999 Neuberger Berman Inc. Long-Term Incentive Plan (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (A) motivating superior performance by means of performance-related incentives, (B) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (C) enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

                                  ARTICLE II
                                  DEFINITIONS

          2.1 Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Adjustment Event" means any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock of the Company.

          "Award" means any Option, Restricted Stock, Restricted Unit, Incentive Stock, Incentive Unit, Deferred Share, Supplemental Unit or any combination thereof, including Awards combining two or more types of Awards in a single grant.

          "Board" means the Board of Directors of the Company.

          "Cause" means any of:

          (a) the Participant's having been convicted of, or entered a plea of Nolo Contendere to, a crime that constitutes a felony or a misdemeanor involving fraud, false statements or misleading omissions, perjury, embezzlement, bribery, forgery or counterfeiting or other similar crime (or an equivalent charge in jurisdictions that do not use such designations);

          (b) the willful failure by the Participant (other than due to physical or mental illness) to perform substantially his duties as an employee of the Company or any Subsidiary after reasonable notice to the Participant of such failure;

          (c) the Participant's violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member;

          (d) the Participant's violation of any Company policy concerning hedging or confidential or proprietary information, or material violation of any other Company policy as in effect from time to time;

          (e) the Participant's engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Firm; or

          (f) the Participant's engaging in any conduct that is injurious to the Company or any Subsidiary; or

          (g) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

          The determination as to whether "Cause" has occurred shall be made by the Committee. The Committee shall also have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting "Cause."

          "Change in Control" means the occurrence of any of the following events:

               (a) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

               (b) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

               (c) the stockholders of the Company shall approve a definitive agreement (I) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (II) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; provided, in each case, that such transaction shall have been consummated; or

               (d) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 20% or more of the Common Stock of the Company.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, or reorganization under the United States Bankruptcy Code.

          "Change in Control Price" means the highest price per Share offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee (as constituted before the Change in Control) if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Committee" means the Compensation Committee of the Board, or when section 162(m) of the Code or Rule 16b promulgated under the Act would require action to be taken by a committee of "outside directors" or "Non-Employee Directors," as the case may be, the "Committee" shall be deemed to refer to a subcommittee of the Compensation Committee that consist of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.

          "Common Stock" means the common stock of the Company, par value $0.01 per share.

          "Company" means Neuberger Berman Inc., a Delaware corporation, any successor thereto.

          "Deferred Share" means the deferred share units that confer upon a Participant the right to receive shares of Common Stock at the end of a specified deferral period as set forth in Article VIII .

          "Disability" means a total disability within the meaning of any long-term disability plan maintained for the benefit of the Participant or, if the Participant is not covered by such a disability plan, then as determined by the Committee.

          "Dividend Equivalents" means dividends paid by the Company with respect to Shares corresponding to Awards awarded under the Plan.

          "Employee" means any officer or employee of the Company or any Subsidiary.

          "Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-1(f) promulgated under the Act.

          "Fair Market Value" means, as of any date of determination, the closing price of a Share on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time). In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price of a Share on the immediately preceding day on which Common Stock transactions were so reported. Notwithstanding the foregoing, with respect to any Award which becomes effective upon the closing of the Initial Public Offering, Fair Market Value shall mean the initial price at which a Share is offered to the public pursuant to the Initial Public Offering.

          "Incentive Stock" shall mean an award of Common Stock that is forfeitable until the completion of specified Performance Criteria as provided for in Section 7.1.

          "Incentive Unit" shall mean a contractual right to receive Common Stock (or cash based on the Fair Market Value of Common Stock) until the completion of specified Performance Criteria as provided for in Section 7.1.

          "Initial Public Offering" shall mean the first offering of the Common Stock to the general public pursuant to an underwritten public offering.

          "Normal Retirement" means a termination of the Participant's employment under circumstances that the Committee determines as qualifying as retirement at normal retirement age for purposes of the Plan and not inconsistent with the treatment of the Participant under other Company plans.

          "Option" means the right to purchase Common Stock at a stated price for a specified period of time.

          "Participant" means any director, Employee, or prospective Employee of, or any consultant or advisor to, the Company designated by the Committee to receive an Award under the Plan.

          "Performance Period" means each calendar year or multi-year cycle as determined by the Committee.

          "Period of Restriction" means the period during which a Restricted Stock or Restricted Unit is subject to forfeiture.

          "Plan" means this 1999 Neuberger Berman Inc. Long-Term Incentive Plan, as the same may be amended from time to time.

          "Qualifying Termination of Employment" means a termination of a Participant's employment with the Company or any of its Subsidiaries by reason of the Participant's death, Disability, early retirement with the consent of the Committee or Normal Retirement.

          "Restricted Stock" means an award of Common Stock made pursuant to
Section 6.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          "Restricted Unit" means a contractual right to receive Common Stock, or cash based on the Fair Market Value of Common Stock, made pursuant to
Section 6.1 that is forfeitable by the Participant until the completion of a specified period of future service or until otherwise determined by the Committee or in accordance with the terms of the Plan.

          "Retirement" means termination of a Participant's employment on or after the Normal Retirement Date or, with the Committee's approval, on or after any early retirement date established under any retirement plan maintained by the Company, or any Subsidiary in which the Participant participates.

          "Share" means a share of Common Stock.

          "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

          2.2 Additional Definitions.

          "Alternative Award" has the meaning given in Section 9.2.

          "Deferred Amount" has the meaning given in Section 8.1.

          "ISOs" has the meaning given in Section 5.1.

          "NSOs" has the meaning given in Section 5.1.

          "Performance Restriction" has the meaning given in Section 7.2(a).

          "Permitted Transferees" has the meaning given in Section 12.1.

          "Reload Options" has the meaning given in Section 5.4.

          "Supplemental Unit" has the meaning given in Section 8.1.

          2.3 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE III
                            POWERS OF THE COMMITTEE

          3.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

          3.2 Administration. The Committee shall be responsible for the administration of the Plan, including, without limitation, determining which Participants receive Awards, what kind of Awards are made under the Plan and for what number of shares, and the other terms and conditions of each such Award. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the greatest extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon the Company and its Subsidiaries, all Participants and any person claiming under or through any Participant. No term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code.

          3.3 Delegation by the Committee. The Committee may delegate its authority under this Plan; provided that the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.


                                  ARTICLE IV
                             STOCK SUBJECT TO PLAN

          4.1 Number. Subject to the provisions of this Article IV, the number of Shares subject to Awards under the Plan may not exceed 10,000,000 Shares, plus any Shares that, after the effective date of the Plan, become available for Awards under this Plan in accordance with Section 4.2 below. Without limiting the generality of the foregoing, whenever Shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of Shares actually issued shall be counted against the foregoing limit. The Shares to be delivered under the Plan may consist, in whole or in part, of treasury stock or authorized but unissued Common Stock not reserved for any other purpose.

          4.2. Canceled, Terminated, or Forfeited Awards. Any Shares subject to any Award granted hereunder which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock after the effective date of this Plan shall be available for further Awards under the Plan.

          4.3. Adjustment in Capitalization. In the event of any Adjustment Event such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee shall, in such manner as the Committee shall deem equitable, adjust any or all of (A) the number and kind of Shares which thereafter may be awarded or optioned and sold under the Plan (including, without termination, adjusting the limits on the number and types of certain Awards that may be made under the Plan), (B) the number and kinds of Shares subject to outstanding Options and other Awards and (C) the grant, exercise or conversion price with respect to any of the foregoing. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. The number of Shares subject to any Option or other Award shall always be a whole number.

                                                                             6
                                   ARTICLE V
                                 STOCK OPTIONS

          5.1 Grant of Options. The Committee shall have the power to grant Options that are "incentive stock options" within the meaning of section 422 of the Code ("ISOs") or that are non-statutory stock options ("NSOs") to any Participant and to determine (A) the number of ISOs and the number of NSOs to be granted to each Participant and (B) the other terms and conditions of such Awards. An Option shall be an NSO unless otherwise specified by the Committee at the time of grant. The maximum number of Shares with respect to which Options may be granted to any one Participant in any calendar year shall be 1,000,000, in the case of 1999, and in the case of any subsequent year, 110% of the maximum permitted for the immediately preceding calendar year. Each Option shall be evidenced by an Option agreement that shall specify (A) the type of Option granted, (B) the number of Shares to which the Option pertains,
(C) the exercise price, (D) the period in which the Option may be exercised and (E) such terms and conditions not inconsistent with the Plan as the Committee shall determine.

          5.2 Exercise Price. Unless otherwise determined by the Committee, Options granted pursuant to the Plan shall have an exercise price that is not less than the Fair Market Value of a Share on the date the Option is granted.

          5.3 Exercisability. Unless otherwise determined by the Committee, Options awarded under the Plan shall vest and become exercisable in three equal annual installments commencing on the second anniversary of the date such Options are granted, subject to the Participant's continuous employment with the Company or a Subsidiary from the date of grant through the applicable vesting date. No Option shall be exercisable for more than 10 years after the date on which it is granted.

          5.4 Payment. The Committee shall establish procedures governing the exercise of Options. Without limiting the generality of the foregoing, the Committee may provide that payment of the exercise price may be made (A) in cash or its equivalent, (B) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (C) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock or (D) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor and any required withholding or other similar taxes or governmental charges. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of Shares otherwise deliverable upon exercise of an Option.

          5.5 Reload Options. The Committee may provide that a Participant (or,if applicable, his or her Permitted Transferee) who delivers Shares that have been owned by such Participant (or Permitted Transferee) for any minimum period of time specified by the Committee to exercise an Option (when the Fair Market Value of Common Stock exceeds the exercise price of such Option) will automatically be granted new Options ("Reload Options") for a number of Shares equal to the number of Shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except
(A) that the exercise price shall initially be equal to the Fair Market Value of a Share on the date such Reload Option is granted and (B) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

          5.6 Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment terminates by reason of a Qualifying Termination of Employment, the Participant (or the Participant's beneficiary or legal representative) may exercise any Options (regardless of whether then exercisable) until the earlier of (A) the twelve-month anniversary of the date of such termination of employment and (B) the date such Options would otherwise expire but for the operation of this Section 5.6. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment terminates for any reason other than a Qualifying Termination of Employment, any Option granted to such

Participant, whether or not then exercisable, shall be forfeited and cancelled as of the date of such termination of employment.

          5.7 Buyout. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.


                                  ARTICLE VI
                     RESTRICTED STOCK AND RESTRICTED UNITS

          6.1 Grant of Restricted Stock and Restricted Units. The Committee shall have the power to grant Restricted Stock or Restricted Units to any Participant and to determine (A) the number of Shares of Restricted Stock and the number of Restricted Units to be granted to each Participant, (B) the Restriction Period(s) and (B) the other terms and conditions of such Awards. The Committee shall require that the stock certificates evidencing any Restricted Stock or Restricted Units be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of any Restricted Stock or Restricted Unit award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Share covered by such award. Each grant of Restricted Stock or Restricted Units shall be evidenced by a written agreement setting forth the terms of such Award.

          6.2 Vesting of Restricted Stock and Restricted. Unless otherwise determined by the Committee at or after the date of grant, Restricted Stock or Restricted Units granted pursuant to Section 6.1 shall vest and become nonforfeitable, and the Period of Restriction with respect to such Restricted Stock or Restricted Units will lapse, in equal annual installments commencing on the third anniversary of the date of grant.

          6.3 Dividend Equivalents. (a) Restricted Stock. Unless otherwise determined by the Committee at the time of grant, Participants holding outstanding Restricted Stock shall be entitled to receive currently all Dividend Equivalents paid with respect to such Shares of Restricted Stock.

          (b) Restricted Units. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Restricted Unit, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents credited to a Participant's account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (I) the value of such Dividend Equivalent on the record date by
(II) the Fair Market Value of a Share on such date. Any additional Restricted Units credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Units with respect to which such Dividend Equivalents were payable.

          6.4 Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment terminates by reason of a Qualifying Termination of Employment during the Period of Restriction, a pro rata portion of any Shares related to a Restricted Stock or Restricted Unit held by such Participant shall become nonforfeitable, based upon the percentage of which the numerator is the portion of the Period of Restriction that expired prior to the Participant's termination and the denominator is the number of days in the Period of Restriction. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment terminates for any reason other than a Qualifying Termination of Employment during the Period of Restriction, any Restricted Stock or Restricted Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.

          6.5 Settlement of Restricted Units. Unless the Committee determines otherwise at or after the date of grant, when a Restriction Period with respect to an Award of Restricted Units lapses and the Restricted Units become vested and nonforfeitable, the Participant shall receive (I) one Share for each such Restricted Unit (including additional Restricted Units credited in respect of Dividend Equivalents) or (II) if the Committee so determines, the

Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.


                                  ARTICLE VII
                               INCENTIVE AWARDS

          7.1 Grant of Incentive Stock and Incentive Units. The Committee shall have the authority to grant Incentive Stock or Incentive Units to any Participant and to determine (A) the number of Incentive Stock and the number of Incentive Units to be granted to each Participant, (B) the restrictions pursuant to which such Award is subject to forfeiture by reason of the Performance Restriction established by the Committee pursuant to Section 7.2 not being met in whole or in part and (C) the other terms and conditions of such Awards. Each grant of Incentive Stock or Incentive Units shall be evidenced by a written agreement setting forth the terms of such Award.

          7.2 Performance Restriction. (a) Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m), if applicable), the Committee shall establish the performance objective or objectives for the applicable Performance Period that must be satisfied in order for an Award to be vested and nonforfeitable (the "Performance Restriction"). Any such Performance Restriction will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (I) earnings per share on the Company's Common Stock; (II) growth in the Company's revenue; (III) growth in the Company's assets under management; (IV) increase in the Company's net income; (V) return on shareholder's equity; (VI) controlling expenses; and
(VII) relative performance versus a peer group of companies.

          (b) The Performance Restriction related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the objective or objectives for the applicable Performance Period have been attained, in whole or in part. The Committee may provide at the time of grant that in the event the objective or objectives are attained in part, a specified portion (which may be zero) of the Award will vest and become nonforfeitable and the remaining portion shall be forfeited.

          7.3 Dividend Equivalents. (a) Incentive Stock. Unless otherwise determined by the Committee at or after the date of grant, Participants granted Incentive Stock shall be entitled to receive cash Dividend Equivalents currently.

          (b) Incentive Units. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of an Incentive Unit, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents with respect to the Incentive Units credited to a Participant's account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Incentive Units, as the case may be, shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (I) the value of such Dividend Equivalent on the record date by (II) the Fair Market Value of a Share on such date. Any additional Incentive Unit credited in respect of Dividend Equivalents shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Incentive Unit with respect to which such Dividend Equivalents were payable.

          7.4 Termination of Employment. Unless the Committee otherwise determines at or after the date of grant, in the event that a Participant's Employment terminates by reason of a Qualifying Termination of Employment during the Performance Period, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the Performance Period as to that number of such Incentive Stock or Incentive Units, as the case may be, that is equal to that percentage, if any, of such Award that would have been earned had the Participant's employment not so terminated prior to the expiration of the Performance Period times a fraction, the numerator of which is the number of days employed during the Performance Period and the denominator of which is the total number of days during the Performance Period. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment terminates for any reason other than a Qualifying Termination of Employment during the Performance Period, any Incentive Stock or Incentive Units held by such Participant shall be forfeited and cancelled as of the date of such termination of employment.

          7.5 Settlement of Incentive Units. Unless the Committee determines otherwise at or after the date of grant, when a Performance Restriction with respect to an Award of Incentive Units lapses and the Incentive Units become vested and nonforfeitable, the Participant shall receive (I) one Share for each such Incentive Unit (including additional Incentive Units credited in respect of Dividend Equivalents) or (II) if the Committee so determines, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.


                                 ARTICLE VIII
                                DEFERRED SHARES

          8.1 Deferred Share Awards. The Committee shall have the authority to grant Deferred Shares to any Participant and to determine (I) the number of Deferred Shares granted to each Participant, (II) the date such Deferred Shares shall become vested and (III) the date such Deferred Shares will be payable to the Participant. In addition, on such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Amount") payable by the Company or a Subsidiary and receive in lieu thereof a number of Deferred Shares equal to the greatest whole number which may be obtained by dividing (I) the Deferred Amount by (II) the Fair Market Value of a Share on the date such compensation or bonus would otherwise have been payable to the Participant. No Shares will be issued at the time an award of Deferred Shares is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Shares awarded to the Participant. To the extent the Committee so determines, a Participant who elects to defer receipt of his or her compensation or bonus and receive Deferred Shares shall receive that number of supplemental Deferred Shares ("Supplemental Units") equal to the greatest whole number which may be obtained by dividing (I) such percentage of the Deferred Amount as is determined by the Committee by (II) the Fair Market Value of a Share on the date of grant. Each grant of Deferred Shares and Supplemental Units shall be evidenced by a written agreement setting forth the terms of such Award.

          8.2 Vesting of Deferred Shares and Supplemental Units. The portion of each Deferred Shares, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, the Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of the date the corresponding Deferred Amount would have been paid absent the Participant's election to defer receipt thereof, subject to the Participant's continuous employment with the Company or a Subsidiary through such vesting date.

          8.3 Dividend Equivalents. The Committee will determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a recipient of a Deferred Shares or Supplemental Units. To the extent provided by the Committee at or after the date of grant, any cash Dividend Equivalents with respect to the Deferred Shares and Supplemental Units deemed credited to a Participant's account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Deferred Shares or Supplemental Units, as the case may be, shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (I) the amount of such Dividend Equivalent on the record date by (II) the Fair Market Value of a Share on such date.

          8.4 Termination of Employment. Unless the Committee otherwise determines at or after the date of grant, in the event that a Participant's employment terminates by reason of a Qualifying Termination of Employment during the Performance Period, any Supplemental Units (and related Dividend Equivalents) granted to a Participant shall become vested and nonforfeitable. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant's employment terminates for any reason other than a Qualifying Termination of Employment during the Performance Period, any Supplemental Units (and related Dividend Equivalents) held by such Participant shall be forfeited and cancelled as of the date of such termination of employment. In the event that a Participant's employment is terminated for Cause (or, following the date the Participant's employment terminates, the Committee determines that circumstances exist such that the Participant's employment could have been terminated for Cause), any Supplemental Units (and related Dividend Equivalents) granted to such Participant, whether or not then vested, shall be forfeited and cancelled as of the date of such termination of employment.

          8.5 Settlement of Deferred Shares. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive as of the date of such Participant's termination of employment (or such other date as may be elected by the Participant in accordance with the rules and procedures of the Committee) (I) one Share for each Deferred Share credited to such Participant's account and (II) subject to Section 8.4, one Share for each Supplemental Unit that shall have become vested. The Committee may provide in the Award agreement applicable to any Deferred Shares or Supplemental Units that, in lieu of issuing Shares, the Committee may direct the Company to pay to the Participant the Fair Market Value of such Shares as of such payment date.


                                  ARTICLE IX
                               CHANGE IN CONTROL

          9.1 Accelerated Vesting and Payment. Subject to the provisions of Sections 9.2 below, in the event of a Change in Control, each Option shall be, at the discretion of the Committee, either canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option, or fully exercisable regardless of the exercise schedule otherwise applicable to such Option and all other Awards shall become nonforfeitable and be immediately transferable or payable, as the case may be.

          9.2 Alternative Awards. Notwithstanding Section 9.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award an "Alternative Award"), by a Participant's employer (or the parent or a Subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

          (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

          (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity or a material reduction in the Participant's responsibilities, in either case without the Participant's written consent.


                                   ARTICLE X
                              STOCKHOLDER RIGHTS

          A Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any Shares covered by an Award until he or she shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

                                  ARTICLE XI
               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

          The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided that no amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. Unless earlier terminated, the Plan shall terminate on December 31 of the tenth year following the year in which the Initial Public Offering occurs.


                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS

          12.1 Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests ("Permitted Transferees"). Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

          12.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.

          12.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

          12.4 Tax Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Shares, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (but no greater amount).

          12.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable Federal and

State laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any Federal or State law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Shares issuable thereunder) that shall lapse because of such postponement.

          12.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

          12.7 Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock prior to the expiration of the Period of Restriction, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

          "The shares of stock represented by this certificate are subject to the terms and conditions contained in the 1999 Neuberger Berman Inc. Long-Term Incentive Plan and the Award Agreement, dated as of _____________, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Award Agreement) until _______________."

Upon the lapse of the Period of Restriction with respect to such Restricted Stock, the Company shall issue or have issued in exchange for those certificates previously issued new share certificates without the legend described herein in respect of any shares that have become vested.

          12.8 Effective Date. The Plan shall be effective as of the date of the Initial Public Offering.

          12.9 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

          12.10 Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO.

          12.11 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

          12.12 No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating an Employee's right under any such plan, policy or program.

          12.13 No Constraint on Corporate Action. Nothing in this Plan shall be construed (A) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (B) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

          12.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                                                                 EXHIBIT 5.1

                         LEHMAN BROTHERS HOLDINGS INC.
                                399 Park Avenue
                           New York, New York 10022

                               October 31, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         I am a Vice President and Associate General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"). A Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), is being filed concurrently herewith by the Company with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration of 5,944,642 shares of authorized and unissued or issued Common Stock (the "Shares") to be distributed from time to time to certain employees of the Company under the 1999 Neuberger Berman Inc. Long-Term Incentive Plan, as amended (the "Plan").

         In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         Based upon the foregoing, I am of the opinion that the issuance by the Company of the Shares has been duly authorized, and when the Shares are duly issued in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

         In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

         I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement, without admitting that I am an "expert" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                  Very truly yours,

                                  /s/ OLIVER BUDDE
                                  --------------------
                                  Oliver Budde
                                  Vice President and Associate General Counsel

                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) of Lehman Brothers Holdings Inc. (the "Company") for the registration of shares of the Company's Common Stock, par value $0.10 per share, pertaining to the 1999 Neuberger Berman Inc. Long-Term Incentive Plan, as amended, of our report dated January 10, 2003, with respect to the consolidated financial statements and schedule of the Company incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                              /S/ ERNST & YOUNG LLP
                                             ---------------------------
                                             Ernst & Young LLP

New York, New York
October 31, 2003